EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos., 333-77068, and 333-46624) and Form S-8 (Nos. 333-87505, 333-92159, 333-93591, 333-32460, 333-35730, 333-64552, 333-59842, 333-55822 and 333-104711) of KANA Software, Inc., previously Kana Communications, Inc., of our report dated March 17, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 19, 2004